SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of May 5, 2015, effective April 30, 2015, by and between Minerco Resources, Inc., a Nevada corporation (the “Company”) and MSF International, Inc., a Belize corporation (the “Purchaser”).
WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to acquire all of the Company’s right, title and interest in its: (i) Chiligatoro Hydro-Electric Project and its earned interest therein; (ii) Iscan Hydro-Electric Project and its 10% royalty interest therein; and (iii) its Syab Wind Project and its 6% royalty interest therein (the “Assets”) .
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS
1.Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:
“Action” shall have the meaning ascribed to such term in Section 3.1(g).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing Date” means the business day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Closing, and all conditions precedent to: (i) the Purchaser’s obligation to pay the Purchase Price as to the Closing, and (ii) the Company’s obligation to deliver the Assets, in each case, have been satisfied or waived.
“Closing” shall have the meaning ascribed to such term in Section 2.3.
“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.
“Escrow Agent” means Worldwide Stock Transfer, LLC and any successor escrow agent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(e).
“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(f).
“Level 5” shall mean Level 5 Beverage Company, Inc., a Nevada corporation.
“Level 5 Shares” shall mean shares of common stock of Level 5 representing five percent of the outstanding equity of Level 5
“Liens” means a lien, mortgage, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the applicable entity or a material adverse effect on the applicable entity’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
“Note” means the 5% Senior Secured Promissory Note in the principal amount of Six Hundred Eighty Two Thousand Eight Hundred Fifty US Dollars ($682,850) due, subject to the terms therein, twelve (12) months from its date of issuance, issued by the Purchaser to the Company hereunder, in the form of Exhibit A attached hereto.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(e).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement, and any other documents and filing required thereunder in order to grant the Purchaser a first priority security interest in the property and the personal property therein as provided in the Security Agreement, including all UCC-1 filing receipts.
“Transaction Documents” means this Agreement, the Note, the Security Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE
2.1Purchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell, assign, transfer, convey and deliver to the Purchaser all of the Company’s right, title and interest in the Assets. Until payment in full of the Purchase Price set forth below: (i) the Level 5 Shares owned by the Purchaser shall be pledged as security for the payment in full of the Purchase Price and the Company shall retain a first priority security interest in the Level 5 Shares pursuant to the terms of a Security and Pledge Agreement to be entered into between the Company and the Purchaser (the “Security and Pledge Agreement”), and (ii) the Level 5 Shares shall be held in escrow by the Escrow Agent and shall be released to the Purchaser upon payment in full to the Company of the Purchase Price and released to the Company upon a payment default under the Note.
2.2    Purchase Price, Payment, Security Interest and Remedies. The purchase price (the “Purchase Price”) for the Assets shall consist of:
(a)The assumption of Thirty Two Thousand Six Hundred Forty-two US Dollars ($32,642) (the “Assumption of Debt”) of certain accounts payable of the Company as listed in Exhibit C upon execution of this Agreement;
(b)A note in the principal amount of Six Hundred Eighty Two Thousand Eight Hundred Fifty US

Dollars ($682,850) Dollars, accruing interest at a rate of 5% per annum, with interest payable quarterly commencing September 1, 2015 and the principal balance thereof and accrued and unpaid interest due and payable twelve (12) months after the date of its Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Assets.
2.2Deliveries.
(a)On or prior to the Closing Date (except as noted), the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser;
(ii)a legal opinion of Company Counsel, in form and substance satisfactory to the Company;
(iii)the Note in the principal amount of Six Hundred Eighty Two Thousand Eight Hundred Fifty Dollars ($682,850), registered in the name of the Company;
(iv)the Security Agreement, duly executed by the Purchaser and, along with all of the Transaction Documents;
(v)a certificate representing the Purchaser’s Level 5 Shares together with a stock power duly executed in blank (the “Level 5 Interest”);
(vi)an Assignment and Assumption Agreement duly executed by the Purchaser.

(b)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser, as applicable, the following:

(i)	this Agreement duly executed by the Company;
(ii)the Security Agreement duly executed by the Company;
(iii)an Assignment and Assumption Agreement duly executed by the Company.
2.3Closing Conditions.
(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;
(iii)the delivery by the Purchaser of the items set forth in Section 2.4(a) of this Agreement;
(iv)there is no existing Event of Default (as defined in the Note or Security Agreement) and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default; and
(v)     there being no prior liens on the Level 5 Shares.
(b)The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(v)the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);
(vi)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(vii)the delivery by the Company of the items set forth in Section 2.4(b) of this Agreement;
(viii)there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(ix)there being no prior liens on the Assets.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
1.Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company, is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by each of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company, or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party have been (or upon delivery will have been) duly executed by the Company, as contemplated herein and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)No Conflicts. The execution, delivery and performance by the Company, as contemplated herein of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s, certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company, is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(d)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.
(e)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(f)Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(g)Title to Assets. The Company, have good and marketable title to the Assets free and clear of all Liens.
(h)Compliance With Laws. The Purchaser has not violated any law of governmental regulation or rqeuirements which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Purcahser has not received notice of any such violation.
2.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):
(a)Organization and Qualification. The Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Purchaser, is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Purchaser; or (iii) a material adverse effect on the Purchaser’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(b)Authorization; Enforcement. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder and to issue the Note. The execution and delivery of this Agreement and each of the other Transaction Documents by the Purchaser and the consummation by each of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser, the Board of Directors, or the Purchaser’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Purchaser is a party have been (or upon delivery will have been) duly executed by the Purchaser, as contemplated herein and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Note has been duly authorized and when issued will be validly issued, fully paid and nonassessable.
(c)No Conflicts. The execution, delivery and performance by the Purchaser, as contemplated herein of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s, certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser , or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Purchaser, is a party or by which any property or asset of the Purchaser is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser, is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(d)Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents.
(e)Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Level 5 Shares or the Note, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.
(f)Seniority. As of the Closing Date, no Indebtedness or other claim against the Purchaser is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered therebyand the Company will be a first priority Lien on the Level 5 Shares. The Purchaser has good and marketable title to the Level 5 Shares free and clear of all Liens.
(g)Solvency. The Purchaser is not inxsolvent and is able to pay its debts when they become due.
(h)Compliance With Laws. The Purchaser has not violated any law of governmental regulation or rqeuirements which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Purcahser has not received notice of any such violation.
ARTICLE IV
MISCELLANEOUS
4.1Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of: (a) actual receipt; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective addresses as set forth on the signature page hereto or to such other address as subsequently modified by written notice given to the other parties in accordance with this Section.
4.2Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.
4.3Waiver. Any party hereto may waive compliance with any of the agreements of another party or conditions in favor of such party contained in this Agreement (provided, that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
4.4Amendment. Any addition to or modification of any provision of this Agreement must be made in writing and signed by the Company and the Purchaser.
4.5No Third Party Beneficiary. This Agreement is not intended to, and does not, confer upon any other Person other than the parties hereto any rights or remedies hereunder.
4.6Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.
4.7Headings; Interpretation. Headings of the sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

4.8Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is deemed to be so broad as to be invalid or unenforceable in a particular jurisdiction, the parties agree, with respect to such jurisdiction, to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.
4.9Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of any other party hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.
4.10Expenses. Each party shall eb responsible for their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby.
4.11Attorneys Fees. In the event action is brought by any party under this Agreement to enforce or construe any of its terms, the prevailing party shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for trial, appeal and review, such sum to be set by the court before which the matter is heard.
4.12Construction. This Agreement shall be deemed to be the joint work product of the Buyer and the Seller, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.
4.13Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, pdf or other electronic means and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
4.15    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Houston. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Houston, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MINERCO RESOURCES, INC.                        Address for Notice:
Fax:
By:___/s/ V Scott Vanis____________________________
Name: V. Scott Vanis
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174

MSF INTERNATIONAL, INC.                        Address for Notice:
Fax:
By:___/s/ Marco Mena____________________________
Name: Marco Mena
Title: General Manager

EXHIBIT A

NEITHER THE OFFER NOR SALE OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

MSF INTERNATIONAL, INC.
5% SENIOR SECURED PROMISSORY NOTE
DUE: April 30, 2016

No. 2015-001	April 30, 2015 (the “Issuance Date”)
$682,850	Houston, Texas

FOR VALUE RECEIVED, the undersigned, MSF International, Inc. (herein called the “Company”), a [Canadian] corporation, promises to pay to the order of Minerco Resources, Inc., or its registered assigns (the “Holder” or “Holders”), the principal sum of Six Hundred Eighty Two Thousand Eight Hundred Fifty Dollars (US$682,850), as such amount is reduced pursuant to the terms hereof or otherwise (the “Principal”), on April 30, 2016 (the “Maturity Date”), together with interest (computed on the basis of a 365-day year) on the outstanding principal amount at the rate of five percent (5%) per annum (the “Interest Rate”) from the date hereof, payable commencing on July 31, 2015, and, thereafter, every quarter, until the one (1) year anniversary of the Issuance Date or the date that the principal hereof shall have become due and payable.

1.        Agreements.

(a) Securities Purchase Agreement. This Note has been issued pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement, dated May 5, 2015, and effective as of April 30, 2015, by and among the Company, and the Holder, (as from time to time amended, the “Securities Purchase Agreement”).  All of the terms and conditions of such Securities Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Securities Purchase Agreement.

(b) Security Agreement. Pursuant to that certain Pledge and Security Agreement, dated May 5, 2015, and effective as of April 30, 2015, by and between the Company, and the Holder (the “Security Agreement”), the amounts owed under this Note are secured by a first priority security interest in the collateral described therein, including the 50 shares of the common stock of Level 5 Beverage Company, Inc. owned by the Company, representing a five percent (5%) equity interest in Level 5 Beverage Company, Inc.

2.           Note. Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at such place as provided in the Securities Purchase Agreement.

3.           Interest. Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 365-day year comprised of twelve (12) months and shall be payable in arrears every quarter commencing on September 1, 2015, until the earlier of: (i) the Principal hereof shall have become due and payable, and (ii) the one year anniversary of the Issuance Date. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18%) (the “Default Rate”). In the event that such Event of Default is subsequently cured, the increase referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

4.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)        This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties of the Note hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Houston and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  Each of the parties of this Note irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(b)       Each party shall bear its own expenses in any litigation conducted under this section.

(c)       The Company consents to accept service of process by the certified mail, return receipt requested in the event of litigation. The Company further consents to accept service of process via recognized international courier in the case that the Company is not able to accept service by the certified mail provided a receipt of delivery is available.

5.       Facsimile Signatures. This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as an original signature.

6.       Event of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) Any default in the payment of (A) the Principal of this Note or (B) Interest, liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Business Days; or

(b) The Company defaults in the performance of or compliance with its obligations under any of this Note, the Securities Purchase Agreement or any of the Transaction Documents and such default has not been cured for ten (10) days after written notice of default is given to the Company; or

(c) Any representation or warranty made by or on behalf of the Company in this Note, the Securities Purchase Agreement or any of the Transaction Documents proves to have been false or incorrect in any material respect on the date as of which made; or

(d) The Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(e) The Company: (i) admits in writing its inability to pay, its debts as they become due; (ii) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (v) is adjudicated as insolvent or to be liquidated; or (vi) takes corporate action for the purpose of any of the foregoing; or

(f) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against such party and such petition is not be dismissed within six (6) months; or

(g) The occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of Company, having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof; or

(h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars (US$100,000) are rendered against the Company, which judgments are not, within six (6) months after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within six (6) months after the expiration of such stay.

7.         Remedies Following an Event of Default.  Upon occurrence of an Event of Default defined in subsection (a) to (h) of Section 6, this Note and all accrued Interest to the date of such default shall, at the option of the Holder, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company and the Holder shall have the right to enforce the provisions of the Guaranty and Security Agreement.

8.      Non-circumvention. The Company hereby covenants and agrees it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid or circumvent the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

9.       Rank. All payments due by the Company under this Note shall rank senior to all of the Company’s other debt whether currently outstanding or hereafter created.

10.       Reissuance of This Note.

(a)       Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new note (in accordance with Section 10(c)) representing the outstanding Principal.

(b)        Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 10(c) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(c)         Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note: (i) shall be of like tenor with this Note; (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(b), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes); (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note; (iv) shall have the same rights and conditions as this Note; and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal of this Note, from the Issuance Date.

11.     Payment of Collection, Enforcement and Other Costs.  If: (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Company or any of its subsidiaries other proceedings affecting Company or any of its subsidiaries’ creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

12.     Construction; Headings.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

13.     Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

14.     Notices; Payments.

(a)      Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the notice provision in the Securities Purchase Agreement.

(b)       Payments.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

15.     Cancellation.  After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

16.     Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

17.     Currency. All principal, interest and other amounts owing under this Note or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in U.S. dollars. All amounts denominated in other currencies shall be converted in the U.S. dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Note, the U.S. dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

18.    Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

MSF INTERNATIONAL, INC.

By: ___/s/ Marco Mena____________________

Title: General Manager

Minerco Resources, Inc. hereby acknowledges and agrees to the obligations set forth above in this Note

MINERCO RESOURCES, INC.

By: __/s/ V Scott Vanis_________________

Title: Chief Executive Officer

EXHIBIT B

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of May 5, 2015, effective April 30, 2015, made by Minerco Resources, Inc., a Delaware corporation with offices at 800 Bering Drive, Suite 201, Houston, Texas 77057 (the “Secured Creditor”) and MSF International, Inc., a [Canadian] corporation (the “Company”) with offices at 15 2nd Avenue, Buttonwood Bay, Belize City, Belize, Central America.

WHEREAS, the Secured Creditor has agreed to accept as partial payment for certain of its assets a Note in the aggregate principal amount of Six Hundred Eighty Two Thousand Eight Hundred Fifty US Dollars ($682,850) (the “Note”) dated the date hereof, by the Company to the order of the Secured Creditor; and

WHEREAS, it is condition precedent to selling the assets Company that the Company shall have executed and delivered to the Secured Creditor a pledge and security agreement providing for the pledge and grant to the Secured Creditor of a security interest in the Company’s interest in the collateral identified and defined below.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Secured Creditor to accept the Note, the Company hereby agrees with the Secured Creditor as follows:

SECTION 1. Definitions. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of Texas and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Pledge and Grant of Security Interest. (a) As collateral security for all of the Obligations (as defined in Section 3 hereof), the Company hereby unconditionally and irrevocably pledges, assigns, hypothecates and grants to the Secured Creditor a continuing security interest in all of the Company’s right, title and interest in its 50 shares of in Level 5 Beverage Company, Incorporated, representing five percent (5%) of the outstanding equity of Level 5 Beverage Company, Incorporated (the “Pledged Collateral”).

(b)     The Company hereby represents and warrants to Secured Creditor as follows:

(i)    The Pledged Collateral is not pledged to secure any loans or other obligations other than the Note;

(ii)    The execution, delivery, and performance of the Company will not violate any provision of law, any order of any court or other agency of government, or any agreement or other instrument to which Company is a party or by which either of the Company is bound, or be in conflict with, result in a breach of or constitute (with due notice, lapse of time, or both) a default under any such agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property of assets of the Company, except as contemplated by the provisions of this Agreement;

(iii)    This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof;

(iv)    As to such of the Pledged Collateral deposited with the Secured Creditor on the date hereof, the Company is the legal and beneficial owner of the Pledged Collateral; and the Pledged Collateral are validly issued, fully-paid and non-assessable; and

(v)    The securities transfer forms attached to the certificates representing such Pledged Collateral have been duly executed and delivered by Company to the Secured Party.

(c)    Unless and until a default hereunder shall have occurred, Company shall be entitled to exercise all voting powers pertaining to the Pledged Collateral, for any purposes not inconsistent with, or in violation of, the provisions of this Agreement in all corporate matters.

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a)     the prompt payment by the Company, as and when due and payable, of all amounts owing by it in respect of the Note; and

(b)     the due performance and observance by Company of all of its other obligations from time to time existing under this Agreement.

SECTION 4. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Company will, unless the Secured Creditor shall otherwise consent in writing:

(a)     keep adequate records concerning the Pledged Collateral and permit the Secured Creditor or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

(b)     at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Creditor may request in order to: (i) perfect and protect the security interest created hereby; (ii) enable the Secured Creditor to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral; or (iii) otherwise effect the purposes of this Agreement; and

(c)     not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby.

SECTION 5. Additional Provisions Concerning the Pledged Collateral.

(a)     The Company hereby authorize the Secured Creditor to file, without the signature of the Company where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

(b)     The Company hereby irrevocably appoints the Secured Creditor as its attorney-in-fact and proxy, with full authority in the place and stead of it and in its name or otherwise, from time to time in the Secured Creditor's discretion, to take any action and to execute any instrument which the Secured Creditor may deem necessary or advisable to accomplish the purpose of this Agreement.

SECTION 6. Remedies Upon Default. If any Event of Default under the Note shall have occurred and be continuing:

(a)     The Secured Creditor may, exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Texas, and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale at such price or prices and on such other terms as the Secured Creditor may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Creditor shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Creditor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)     All cash proceeds received by the Secured Creditor in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Secured Creditor, be held by the Secured Creditor as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Creditor against, all or any part of the Obligations pro rata as to the principal amount of the Loan. Any surplus of such cash or cash proceeds held by the Secured Creditor and remaining after payment in full of all of the Obligations and the expenses of collection, shall be paid over to the Company to such person as may be lawfully entitled to receive such surplus.

(c)     In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Creditor is legally entitled, the Company shall remain liable for the deficiency and the Secured Creditor shall retain all rights to collect on such Obligations provided by applicable law.

SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, faxed or delivered, if to the Company, to it at the address set forth above; and if to the Secured Creditor, to it at the address set forth above; or as to any of such parties at such other address as shall be designated by such parties in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7. All such notices and other communications shall be effective: (i) if mailed, when deposited in the mails; (ii) if emailed axed, when the emails is acknowledged as received; or (iii) if delivered, upon delivery.

SECTION 8. Miscellaneous.

(a)     No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by the Company and the Secured Creditor, and no waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Secured Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)     No failure on the part of the Secured Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Creditor provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilty without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision on any other jurisdiction.

(d)     This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until the payment in full or release of the obligations and (ii) be binding on the Company and each of its or his assigns and shall inure, together with all rights and remedies of the Secured Creditor hereunder, to the benefit of the Secured Creditor and its successors, transferees and assigns.

(e)     Upon the satisfaction in full of the Obligations: (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to Company and (ii) the Secured Creditor will, upon Company’s request and at Company’s expense: (A) return to Company such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

(f)     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of Texas. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Texas. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Harris County, Texas shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MINERCO RESOURCES, INC.

By: ___/s/ V Scott Vanis_______________________
                    Name: V. Scott Vanis
Title: Chief Executive Officer

MSF INTERNATIONAL, INC.

By: ___/s/ Marco Mena__________________________
Name: Marco Mena
Title: General Manager

EXHIBIT C

List of Debt Assumed

The Big H Consulting	$ 14,000
Samuel Valladares	$ 3,942
Cynthia Rios	$ 7,500
Erick Cardona	$ 4,550
Danilo Rios	$ 3,200
MINE Hondruas Rent Expense	$ 600
Credit	$ (1,150)
Total	$ 32,642